Exhibit 1(h)

BLACKROCK EUROFUND

CERTIFICATION OF NAME CHANGE AMENDMENT

TO

DECLARATION OF TRUST

The undersigned, constituting a majority of the Trustees of BlackRock EuroFund (the “Trust”), a Massachusetts business trust, acting pursuant to Article I, Section 1.1 of the Trust’s Declaration of Trust, dated as of March 11, 1986, as amended (the “Declaration”), do hereby change the name of the Trust from BlackRock EuroFund to:

BlackRock International Select Equity Fund effective as of the twenty-fifth day of February, 2025, and all references to the name of the Trust in the Declaration are hereby amended accordingly and further certify that this amendment has been duly adopted by the Trustees of the Trust.

IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have executed this Certificate, and have caused a copy to be lodged among the records of the Trust, as required by Article XI, Section 11.3(c) of the Declaration, as of this 20th day of February, 2025.

/s/ John M. Perlowski	/s/ Christopher J. Ailman
John M. Perlowski (as Trustee)	Christopher J. Ailman (as Trustee)
50 Hudson Yards New York, New York 10001	50 Hudson Yards New York, New York 10001

/s/ Susan J. Carter
Susan J. Carter (as Trustee)	Collette Chilton (as Trustee)
50 Hudson Yards New York, New York 10001	50 Hudson Yards New York, New York 10001

/s/ Neil A. Cotty	/s/ Henry R. Keizer
Neil A. Cotty (as Trustee)	Henry R. Keizer (as Trustee)
50 Hudson Yards New York, New York 10001	50 Hudson Yards New York, New York 10001

/s/ Cynthia A. Montgomery	/s/ Donald C. Opatrny
Cynthia A. Montgomery (as Trustee)	Donald C. Opatrny (as Trustee)
50 Hudson Yards New York, New York 10001	50 Hudson Yards New York, New York 10001

/s/ Lori Richards	/s/ Mark Stalnecker
Lori Richards (as Trustee)	Mark Stalnecker (as Trustee)
50 Hudson Yards New York, New York 10001	50 Hudson Yards New York, New York 10001

/s/ Claire A. Walton
Kenneth L. Urish (as Trustee)	Claire A. Walton (as Trustee)
50 Hudson Yards New York, New York 10001	50 Hudson Yards New York, New York 10001

/s/ Robert Fairbairn
Robert Fairbairn (as Trustee)
50 Hudson Yards New York, New York 10001

The Declaration of Trust of the Trust, a copy of which, together with all amendments thereto, is on file with the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust, but the “Trust Property” only shall be liable.